SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2011

RAVENWOOD BOURNE, LTD.
(Exact name of registrant as specified in Charter)

Delaware	000-53492	26-3167800
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

855 Village Center Drive
Suite 151
North Oaks, MN 55127

(Address of Principal Executive Offices)

310-770-4538
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A corrects certain typographical and other errors in the Current Report on Form 8-K filed on January 6, 2011. The Amendment restates the original Form 8-K in its entirety.

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrant’s Form 10-K entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Effective as of December 31, 2010, stockholders holding at least 98% of the outstanding voting stock of the Registrant removed Keith Rosenbaum as the sole director of the Board of Directors of the Registrant and elected Fotis Georgiadis (“Georgiadis”) as the sole director.  On January 5, 2011, Mr. Georgiadis as the sole director removed Mr. Rosenbaum as Chief Executive Officer and all other positions of the Registrant.

(c) On January 5, 2011 the Board of Directors appointed Mr. Georgiadis as the Chief Executive Officer, Chief Financial Officer and Secretary of the Registrant.  Mr. Georgiadis joined the Registrant as its sole director and Chief Executive Officer, Chief Financial Officer and Secretary within the last two weeks.

(d) Mr. Georgiadis was recently appointed as the sole director, Chief Executive Officer, Chief Financial Officer and Secretary of the Company.  There are no family relationships among the directors or executive officers.

Other than Bedrock Ventures’ purchase of Registrant common stock, there are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There is no material plan, contract or arrangement (whether or not written) to which Mr. Georgiadis is a party or in which he participates that is entered into or material amendment in connection with the triggering event or any grant or award to Mr. Georgiadis or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 5.07 Submission of Matters to a Vote of Security Holders

Effective as of December 31, 2010, one stockholder holding an aggregate of 12,000,000 shares of Registrant common stock or 98.7% of the outstanding common stock of the Registrant, executed a written consent of stockholders removing Keith Rosenbaum as the sole director and electing Fotis Georgiadis as its sole director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ravenwood Bourne, Ltd.

Date: January 7, 2011	By:	/s/ Fotis Georgiadis
Fotis Georgiadis
Chief Executive Officer